Exhibit 23.1    Consent of the Certified Public Accountants

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-93561) pertaining to the People’s Community Capital Corporation 1998 Stock Incentive Plan of our report dated January 12, 2005, with respect to the consolidated financial statements of People’s Community Capital Corporation and Subsidiary which is included in the Annual Report on Form 10-KSB for the year ended December 31, 2004.

/s/ Elliott Davis, LLC
Elliott Davis, LLC
March 21, 2005
Columbia, South Carolina